                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                               GEOGRAPHICS, INC.
                                      AND
                              IDENTITY GROUP, INC.

                            DATED DECEMBER 23, 1997
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                               TABLE OF CONTENTS

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SECTION                                                                                                               PAGE
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
       1.  SALE AND PURCHASE OF ASSETS............................................................................          1
                1.1.  Transfer of Assets..........................................................................          1
                1.2.  No Assumption of Liabilities by Buyer; Responsibility for Customer Returns..................          1
                1.3.  Excluded Assets.............................................................................          2
                1.4.  Employees...................................................................................          2
                1.5.  Inventory...................................................................................          2
                1.6.  Transition Period...........................................................................          3

       2.  PURCHASE PRICE; PAYMENT TERMS..........................................................................          3
                2.1.  Purchase Price..............................................................................          3
                2.2.  Payment of Purchase Price...................................................................          3
                2.3.  Allocation of Purchase Price................................................................          3

       3.  CLOSING................................................................................................          3
                3.1.  Time and Place of Closing; Escrow...........................................................          3
                3.2.  Items to be Delivered at the Closing........................................................          3
                3.3.  Closing Costs...............................................................................          4
                3.4.  Further Assurances..........................................................................          4

       4.  CONDITIONS TO CLOSING..................................................................................          4
                4.1.  Conditions Precedent to Obligations of Buyer................................................          4

       5.  REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................          5
                5.1.  Organization, Standing and Authority of Seller..............................................          5
                5.2.  Authorization of Agreement..................................................................          5
                5.3.  No Conflict; Consents.......................................................................          5
                5.4.  Financial Statements........................................................................          6
                5.5.  Absence of Certain Liabilities and Changes..................................................          6
                5.6.  Title to Assets.............................................................................          6
                5.7.  Condition of Assets.........................................................................          6
                5.8.  Intellectual Property Rights................................................................          6
                5.9.  Taxes.......................................................................................          6
               5.10.  Contracts...................................................................................          6
               5.11.  Employee Matters............................................................................          7
               5.12.  Litigation; Compliance with Laws............................................................          7
               5.13.  Insurance...................................................................................          7
               5.14.  Foreign Sales...............................................................................          7
               5.15.  Disclosure..................................................................................          7

       6.  REPRESENTATIONS AND WARRANTIES OF BUYER................................................................          7
                6.1.  Buyer's Organization........................................................................          7
                6.2.  Authorization of Agreement..................................................................          8
                6.3.  No Conflict, Consents.......................................................................          8
                6.4.  Litigation..................................................................................          8

       7.  FURTHER COVENANTS OF THE PARTIES.......................................................................          8
                7.1.  Access to Information.......................................................................          8
                7.2.  Cooperation.................................................................................          8
                7.3.  Conduct of the Business Pending the Closing.................................................          8
                7.4.  Use of Packaging Material...................................................................          8

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
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SECTION                                                                                                               PAGE
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
                7.5.  Advice of Claims............................................................................          9
                7.6.  Notice by Buyer.............................................................................          9
                7.7.  Publicity...................................................................................          9
                7.8.  Bulk Sales Compliance.......................................................................          9
                7.9.  Preservation of Records.....................................................................          9
               7.10.  Termination Fee.............................................................................          9
               7.11.  Brokers.....................................................................................          9
               7.12.  No Solicitation.............................................................................          9
               7.13.  Post-Closing Cooperation....................................................................         10
               7.14.  Customer Orders.............................................................................         10
               7.15.  Post-Closing Payments.......................................................................         10

       8.  INDEMNIFICATION AND RELATED MATTER.....................................................................         10
                8.1.  Indemnification.............................................................................         10
                8.2.  Survival of Representations and Warranties Determination of Damages.........................         11
                8.3.  Claims Procedure............................................................................         11

       9.  CONFIDENTIALITY........................................................................................         11

      10.  TERMINATION............................................................................................         12
               10.1.  Termination Events..........................................................................         12
               10.2.  Effect of Termination.......................................................................         12

      11.  MISCELLANEOUS..........................................................................................         12
               11.1.  Notices.....................................................................................         12
               11.2.  Full Understanding..........................................................................         13
               11.3.  Entire Agreement............................................................................         13
               11.4.  Modification................................................................................         13
               11.5.  No Waiver...................................................................................         13
               11.6.  Captions and Construction...................................................................         13
               11.7.  Survival....................................................................................         13
               11.8.  Governing Law...............................................................................         13
               11.9.  Expenses....................................................................................         13
              11.10.  Execution in Counterparts...................................................................         13
              11.11.  Invalid Provisions..........................................................................         14
              11.12.  Time of the Essence.........................................................................         14
              11.13.  Binding Effect, Assignment, No Third Party Rights...........................................         14
              11.14.  Arbitration.................................................................................         14
              11.15.  Non-Competition.............................................................................         14

                            ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT is entered into as of December 23, 1997 by and between Geographics, Inc., a Wyoming corporation ("Seller"), and Identity Group, Inc., a Tennessee corporation ("Buyer").

                                    RECITALS

    A. Seller, through its signage products business segment, is engaged in the business of developing, manufacturing, marketing, supporting and distributing various rub-on and stick-on lettering, stencils, graphic arts products, non-electric and electric signs and other signage products (the "Business").

    B. Buyer desires to purchase, and Seller desires to sell, substantially all of the assets of Seller employed or held exclusively in connection with the Business.

    NOW THEREFORE, the parties agree as follows:

                                   AGREEMENT

    1.  SALE AND PURCHASE OF ASSETS.

    1.1. TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3 (the "Closing"), Seller shall sell, assign, grant and transfer to Buyer, and Buyer shall purchase and accept from Seller, free and clear of any liens, charges or encumbrances, all of Seller's right, title and interest in and to the following assets (the "Assets"), not including the Excluded Assets (as defined below):

        (i) all of the furnishings, furniture, office supplies, tools, machinery and equipment owned by Seller and used primarily in the operation of the Business including without limitation the assets listed on SCHEDULE 1.1(i) hereto (all of the foregoing being collectively referred to as the "Equipment");

        (ii) all quantities of inventory, including raw materials, works-in-process, finished goods, stores and supplies, owned by Seller and used primarily in the operation of the Business (the "Inventory");

       (iii) all research, development, trade secrets, know-how, inventions, and designs, and other technical information whether owned by Seller or licensed from third parties by Seller, used primarily in the Business and all records, reports and data relating thereto;

        (iv) all trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names, service marks owned by Seller and primarily used in the Business listed in SCHEDULE 1.1(iii) (collectively, the "Intellectual Property");

        (v) all contracts, purchase orders, arrangements and commitments of any kind which relate to the Business or Assets, including, without limitation, those contracts listed on SCHEDULE 5.10 (the "Contracts");

        (vi) all customer and vendor lists relating to the Business and all files and documents (including credit information) relating to customers and vendors of the Business;

       (vii) all other assets used by Seller primarily in the conduct of the Business; and

      (viii) all other business and financial records, files, books and documents relating to the Assets or the Business, including without limitation, all product and marketing plans, procedural and technical manuals, user's guides, servicing routines, parts lists, advertisements, brochures and promotional materials.

    The purchase and sale of the foregoing Assets on the terms and conditions set forth in this Agreement is referred to herein as the "Acquisition."

    1.2. NO ASSUMPTION OF LIABILITIES BY BUYER; RESPONSIBILITY FOR CUSTOMER RETURNS (a) Buyer is not assuming and does not agree to pay, perform or discharge, any liabilities of Seller, other than ongoing obligations under any executory contracts expressly assumed by Buyer. All liabilities shall be retained by, and remain the sole responsibility of Seller, other than ongoing obligations under any executory contracts expressly assumed by Buyer.

    (b) Seller shall be responsible for all costs, liabilities and expenses associated with any customer returns of goods shipped prior to the Transition Date and shall promptly reimburse Buyer for any such costs, liabilities and expenses incurred by Buyer.

    1.3. EXCLUDED ASSETS. The parties to this Agreement expressly understand and agree that Seller is not hereunder selling, assigning, transferring or conveying to Buyer any assets, rights or properties of Seller not referred to in
Section 1.1 or as otherwise provided under this Agreement. Without limiting the foregoing, the following assets, rights and properties (the "Excluded Assets") shall be specifically excluded from the transactions contemplated by this
Agreement:

        (a) cash;

        (b) receivables, pension or other funded employee benefit plan assets, or amounts owed to Seller by or claims by Seller against third parties, including any right or claim to refund of any deposits, prepayments or tax abatements for which Seller may have a claim with respect to the Assets or Business conducted prior to the Transition Date; and

        (c) any assets, rights or properties used primarily in connection with Seller's paper products business segment.

    1.4. EMPLOYEES. Buyer shall not be obligated to hire any employees of Seller or the Business. Seller will be solely responsible for terminating employees who work in the Business. All employee-related costs and expenses will be retained by Seller, including without limitation all severance or separation costs.

    1.5. INVENTORY. The Purchase Price (as hereafter defined) will be adjusted dollar-for-dollar as set forth herein, if, on the Closing Date, the value of the Inventory that is good, usable and salable in the ordinary course of business, as determined in accordance with generally accepted accounting principles (the "Inventory Value"), on a cost basis is more or less than $974,572. In order to assess Seller's Inventory Value, Buyer may, at its option, conduct a physical count of the Inventory immediately prior to the Closing Date. The Inventory Value will not be reduced prior to the Closing to account for Obsolete Inventory unless Buyer and Seller mutually agree otherwise. The purchase price for the Assets will be reduced or increased on the Closing Date by the amount of any mutually agreed variation in Inventory Value based upon the physical count. Not later than 45 days after the Closing (the "Determination Period"), Seller shall deliver to Buyer the Seller's calculation of Obsolete Inventory (defined below) value to the extent not previously taken into account in calculating Inventory Value. For purposes of determining the Obsolete Inventory value, items which are determined to not be good, useable or salable in the ordinary course of business, the value of any amounts of finished goods inventory (based on unit cost at September 30, 1997, as determined by Seller) which exceed the actual sales of the Business for the 12 month period immediately preceding the Closing (the "Obsolete FG Inventory") will be excluded. Any work in process inventory which is mutually determined to be not salable in the ordinary course of business (the "Obsolete WIP Inventory", and, collectively with the Obsolete FG Inventory, the "Obsolete Inventory") will also be excluded. In the event that Buyer disagrees with Seller's determination of the Obsolete Inventory value and Buyer and Seller cannot agree as to the Obsolete Inventory value within 30 business days after the end of the Determination Period, then Buyer and Seller shall select a firm of independent accountants reasonably acceptable to Buyer and Seller and such firm shall be responsible for determining the Obsolete Inventory value for purposes of this Section 1.5. The undisputed amount of any downward adjustment for Obsolete Inventory shall be immediately paid to Buyer out of the Escrow Fund (as hereafter defined). The

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balance of the Obsolete Inventory value, if any, as finally determined will be promptly paid to Buyer out of the Escrow Fund or, if the Escrow Fund has been fully disbursed, promptly paid by Seller to Buyer.

    1.6. TRANSITION PERIOD. Title to all the Assets and risk of loss shall pass to Buyer as of the Closing Date. However, in order to facilitate the transfer of the Assets and Business, Seller shall permit Buyer to maintain the Assets in Seller's plant after Closing for such period to be determined by Buyer in its discretion but in any event not longer than 90 days after the Closing Date (the "Transition Period"). During the Transition Period, manufacturing of products for the Business shall continue to be performed in Seller's plant by Seller's employees under the direction of Buyer. Buyer shall reimburse Seller for (i) actual, direct labor costs, including, but not limited to direct supervisory costs, the cost of one customer service representative, payroll taxes and benefits incurred by Seller in manufacturing and shipping products for Buyer and (ii) actual shipping expenses. Buyer shall pay to Seller the sum of $1.00 as rent for the Transition Period in consideration for the use of a portion of Seller's plant to manufacture, store and ship products for the Business, which rent amount shall be the sole payment to Seller for all costs (including without limitation utilities), other than direct labor costs and actual shipping expenses associated with Buyer's use of Seller's manufacturing plant during the Transition Period. During the Transition Period, Buyer shall be named as an additional insured under Seller's casualty and liability insurance policies.

    2.  PURCHASE PRICE; PAYMENT TERMS.

    2.1. PURCHASE PRICE. Provided that the Closing occurs on or before March 23, 1998, the aggregate purchase price for the Assets shall be $7,500,000; subject to adjustment in accordance with Section 1.5 above. Notwithstanding the forgoing, the purchase price shall be reduced by $100,000 if the Closing occurs after March 23, 1998 but before May 6, 1998. The purchase price as determined pursuant to this Section 2.1 and subject to adjustment in accordance with
Section 1.5 is referred to herein as the "Purchase Price".

    2.2. PAYMENT OF PURCHASE PRICE. At the Closing Buyer shall pay to Seller the Purchase Price (less the amount of the Escrow Fund) by wire transfer of immediately available funds to an account designated by Seller.

    2.3. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets in accordance with SCHEDULE 2.3. The parties shall report consistently with such allocations on all income tax returns and other statements (including, without limitation, filing of Form 8594) and in the course of any tax audit, tax review or tax litigation relating thereto.

    3.  CLOSING.

    3.1.  TIME AND PLACE OF CLOSING; ESCROW.

    (a) The Closing of the sale and purchase of the Assets provided for in
Section 1 shall take place on such date and at such place as may be mutually agreed by the parties but in no event later than three business days after all of the conditions specified in Section 4 have been fulfilled. The date of the Closing is herein referred to as the "Closing Date".

    (b) On the date which is ten (10) days after the mailing of proxy materials to all of Seller's shareholders in connection with the transactions contemplated under the Agreement, $400,000 of the Purchase Price shall be placed in escrow (the "Escrow Fund") in accordance with the terms and provisions of an escrow agreement between Buyer, Seller and Lawyers Title Insurance Corporation, as escrow agent (the "Escrow Agent") in the form attached hereto as EXHIBIT 3.1(b) (the "Escrow Agreement"). The terms and conditions relating to disbursement of the Escrow Fund will be as set forth in the Escrow Agreement.

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    3.2.  ITEMS TO BE DELIVERED AT THE CLOSING.

    (a) ITEMS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

        (i) an executed Bill of Sale in the form of EXHIBIT 3.2(a)(i)(A) attached hereto, an Assignment and Assumption Agreement in the form of
    EXHIBIT 3.2(a)(i)(B) attached hereto, an Assignment of Intellectual Property Rights in the form of EXHIBIT 3.2(a)(i)(C) attached hereto, and such other assignments and other instruments or documents as may be requested by Buyer as necessary to effect the transfer of all of Seller's right, title and interest in and to the Assets to Buyer;

        (ii) a copy of resolutions of the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and an executed certificate of its secretary or assistant secretary that such resolutions were duly adopted and are in full force and effect as of the Closing Date;

       (iii) an executed certificate of Seller, dated as of the Closing Date, certifying that (A) all conditions and covenants which Seller was required to have complied with prior to the Closing have been fulfilled and (B) all of the representations and warranties of Seller contained in Section 5 are true and accurate;

        (iv) all third party consents and releases of liens necessary for the consummation of the transactions contemplated hereby;

        (v) an opinion of counsel to Seller as to those items identified on
    EXHIBIT 3.2(a)(v) attached hereto; and

        (vi) the Escrow Agreement and such other documents as Buyer shall reasonably request.

    (b) ITEMS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

        (i) evidence of the wire transfer referred to in Section 2.3;

        (ii) a copy of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and an executed certificate of its secretary or assistant secretary that such resolutions were duly adopted and are in full force and effect as of the Closing Date;

       (iii) an executed certificate of Buyer, dated as of the Closing Date, certifying that (A) all conditions and covenants which Buyer was required to have complied with prior to the Closing have been fulfilled and (B) all of the representations and warranties of Buyer contained in Section 6 are true and accurate;

        (iv) an opinion of counsel to Buyer in substantially the form of EXHIBIT 3.2(b)(iv) attached hereto; and

        (v) the Escrow Agreement and such other documents as Seller shall reasonably request.

    3.3. CLOSING COSTS. All sales, use or similar taxes, of any nature whatsoever, applicable to, or resulting from, the sale and purchase of the Assets shall be paid by Seller.

    3.4. FURTHER ASSURANCES. On and after the Closing Date, each party shall execute all certificates, instruments and documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions contemplated hereby.

    4.  CONDITIONS TO CLOSING.

    4.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the purchase of the Assets under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived solely by Buyer):

        (a) all representations and warranties of Seller shall be true and correct as of the Closing Date with the same effect as though made again at and as of the Closing Date;

        (b) Seller shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

        (c) Buyer shall have received, in form and substance satisfactory to Buyer and its counsel, each and every other closing document required to be delivered to it under this Agreement, including without limitation, copies of all third party consents and releases of liens required for consummation of the transactions contemplated hereby;

        (d) there shall not have been commenced any action or proceeding in state or federal court or by or before any administrative body challenging or seeking to prevent the consummation of this Agreement, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the sale and purchase of the Assets pursuant to this Agreement;

        (e) the transactions contemplated by this Agreement shall have been approved by any federal, state, local and foreign governmental or regulatory authority or self-regulatory body the approval of which is required to permit consummation thereof;

        (f) Buyer shall have received a certificate dated the Closing Date from the Secretary of Seller as to bylaws and incumbency;

        (g) Buyer shall have received (i) a copy, certified by the Secretary of State of Wyoming, of the articles of incorporation of Seller and (ii) a good standing certificate for Seller from the Secretary of State of Wyoming; and

        (h) there shall not have occurred any material adverse change in the Business or Assets since September 30, 1997.

    5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

    5.1. ORGANIZATION, STANDING AND AUTHORITY OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and where the Business is now being conducted, except where the failure to do so would not have a material adverse effect on Seller, and has full corporate power and authority to enter into and perform this Agreement.

    5.2. AUTHORIZATION OF AGREEMENT. On the Closing Date, the execution, delivery and performance of this Agreement by Seller shall have been duly authorized by all necessary corporate and shareholder action of Seller. This Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    5.3. NO CONFLICT; CONSENTS. The execution, delivery and performance of this Agreement by Seller will not (i) conflict with its articles of incorporation or by-laws; (ii) conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Seller is a party or by which any of its properties is bound, except for any conflicts, breaches, terminations or defaults that would not in the aggregate have a material

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adverse effect on Seller's ability to consummate the sale of the Assets or on the Business; (iii) violate any law or regulation applicable to Seller the enforcement of which would have a material adverse effect on Seller's ability to consummate the sale of the Assets pursuant to this Agreement or on the Business; or (iv) result in the creation of any lien, charge or encumbrance upon any of the Assets other than liens, charges or encumbrances that do not in the aggregate materially detract from the value of, or materially interfere with, the Business. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Seller in connection with the execution, delivery and performance of this Agreement.

    5.4. FINANCIAL STATEMENTS. The unaudited statements of assets, liabilities, revenue, direct labor costs and direct material purchases for the 6 month period ended on September 30, 1997 of the Business, a copy of which is included in Schedule 5.4 (the "Financial Statement"), accurately represents the financial position and the results of operations of the Business as at such date and for the period then ended. Seller makes no representation as to, and expressly disclaims, any forecast of future results, whether verbal or written.

    5.5. ABSENCE OF CERTAIN LIABILITIES AND CHANGES. Since the date of the Financial Statement, there has not been any material adverse change in the Assets or in the financial condition, business or results of operations of Seller. Without limiting the foregoing, since the date of the Financial Statement, there has not occurred any:

        (a) sale, mortgage, encumbrance, lease, license or other disposition of any of the Assets, except for sales of inventory in the ordinary course of business;

        (b) damage, destruction or loss affecting the Assets; or

        (c) any incurrence of indebtedness or other liabilities other than trade payables in the ordinary course of business.

    5.6. TITLE TO ASSETS. Seller has good title to the Assets, free and clear of any and all liens, claims and encumbrances other than (i) minor imperfections of title, if any, that are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used by the Business, or materially impair the operations of the Business and (ii) taxes and general and special assessments not in default and payable without penalty or interest.

    5.7. CONDITION OF ASSETS. The Assets constitute all of the property, plant and equipment necessary for the manufacture of the products sold in the Business as currently conducted. The Inventory is of a quantity and quality usable in the ordinary course of business. The Equipment is useful in the conduct of the Business and is in good condition and working order, except for (i) normal wear and tear and (ii) obsolete items or items below standard quality as to which appropriate provision has been made on the books of the Business in accordance with generally accepted accounting principles.

    5.8. INTELLECTUAL PROPERTY RIGHTS. SCHEDULE 5.8 lists all trademarks, service marks, service names, trade names, design rights, patents, copyrights, trade secrets, inventions, processes, formulae, and other intellectual property rights (collectively, the "Intellectual Property") which are owned, used or licensed by Seller and used in the Business. To Seller's knowledge, except as set forth in SCHEDULE 5.8, none of the Intellectual Property conflicts with or infringes in any material respect any United States, Canadian or Australian proprietary right of any third party, and no one has asserted a claim against Seller alleging any such conflict or infringement.

    5.9. TAXES. Seller has timely filed with the appropriate governmental agencies all tax returns and reports required to have been filed by Seller on or before the Closing Date. Seller has paid or adequately reserved for all taxes, interest and other governmental charges which have become due pursuant to such returns and all other taxes, interest and governmental charges which have become due and payable on or before the Closing Date. To the best of Seller's knowledge, there are no audit examination, deficiency, refund litigation or matter in controversy with respect to which an adjustment to any tax item has been asserted in writing, except as set forth in SCHEDULE 5.9.

    5.10. CONTRACTS. SCHEDULE 5.10 contains a list of all Contracts, including without limitation contracts, understandings, licenses or leases (written and oral) that are material to the Assets or the Business, including (a) all commitments and agreements for the purchase of any materials or supplies that involve an expenditure by Seller of more than $25,000 for any one contract; (b) all leases and other rental agreements under which Seller is either lessor or lessee that involve annual payments or receipts of $25,000 or more; and (c) all other orders, leases, commitments, agreements, instruments (including but not limited to mortgages, indentures and other agreements and instruments relating to indebtedness for borrowed money) to which Seller is a party or by which it or the Assets are bound that require a payment by Seller of more than $25,000. Seller has provided Buyer with copies of all material written Contracts. To the best of Seller's knowledge, all Contracts are valid and binding and in full force and effect, except as noted in SCHEDULE 5.10. Neither Seller nor, to Seller's knowledge, any other party to such Contracts is in default, nor to the knowledge of Seller is there any basis for any claim of default.

    5.11. EMPLOYEE MATTERS. Seller is not a party to or bound by any employment agreement or any collective bargaining or other labor agreement, or any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, retainer, consultant, bonus, group insurance or other incentive or welfare contract, plan or arrangement relating to the Business except as set forth on SCHEDULE 5.11 (the "Plans"). Except as set forth on
SCHEDULE 5.11, Seller has (and upon consummation of the transactions contemplated by this Agreement will have) no liability with respect to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any other similar federal or state statute, or under the Plans to the Pension Benefit Guarantee Corporation. None of the Plans is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Except as set forth on SCHEDULE 5.11, to the best knowledge of Seller, Seller has complied with respect to the Plans in all material respects with the reporting and disclosure requirements of ERISA.

    5.12. LITIGATION; COMPLIANCE WITH LAWS. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against Seller, the Assets or the Business or that would enjoin, restrain, condition or prohibit consummation of this Agreement or any of the transactions contemplated herein, or which, if adversely determined, would have a material adverse effect upon the Business. (i) Seller is not in violation of any applicable law, regulation, ordinance, or any other applicable requirement of any governmental body or court, including, without limitation, antitrust, environmental and securities laws, which violation would have a material adverse effect upon the Business (ii) no notice has been received by Seller alleging any such violation and (iii) Seller is not aware of any allegation of any such violation.

    5.13. INSURANCE. Seller maintains and will maintain through the Closing Date levels of coverage under policies of insurance now in effect and which Seller believes to be adequate with respect to the Business and the Assets.
SCHEDULE 5.13 sets forth all such policies of insurance which are in effect with respect thereto.

    5.14. FOREIGN SALES. To Seller's knowledge, part 1 of SCHEDULE 5.14 lists all sales by Seller's foreign subsidiaries and affiliates for each of 1996 and 1997 (through October 31), categorized to provide monthly dollar equivalent and unit sales by product and customer for each such year. Part 2 of SCHEDULE 5.14 sets forth current selling prices for each product by customer and current rebates, advertising and/or other similar allowances, if any, for each customer.

    5.15. DISCLOSURE. (a) No representation or warranty made by Seller in this Agreement or any document delivered pursuant hereto or in connection herewith omits to state a material fact necessary to make the statements contained herein or therein not misleading.

    (b) There is no fact known to Seller (other than general economic or industry conditions) that may materially adversely affect the Assets or the Business that has not been disclosed in this Agreement.

    6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

    6.1. BUYER'S ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the law of the State of Tennessee and has the full corporate power and authority to enter into and to perform this Agreement.

    6.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    6.3. NO CONFLICT, CONSENTS. The execution, delivery and performance of this Agreement by Buyer will not (i) conflict with its charter or by-laws; (ii) conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Buyer is a party or by which any of its properties is bound, except for any conflicts, breaches, terminations or defaults that would not in the aggregate have a material adverse effect on Buyer's ability to consummate the purchase of the Assets; or (iii) violate any law or regulation applicable to Buyer the enforcement of which would have a material adverse effect on Buyer's ability to consummate the purchase of the Assets pursuant to this Agreement. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement.

    6.4. LITIGATION. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened against or with respect to Buyer that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement.

    7.  FURTHER COVENANTS OF THE PARTIES.

    7.1. ACCESS TO INFORMATION. From the date of this Agreement to and including the Closing Date, Seller shall (a) give to Buyer and its counsel, accountants and other representatives reasonable access during normal business hours to examine and make copies of all books, agreements, records, files and documents relating exclusively to the Business and the Assets and (b) cause its employees, officers, attorneys and accountants to furnish such additional information with respect to the Business and the Assets as Buyer may reasonably request.

    7.2. COOPERATION. From the date of this Agreement to and including the Closing Date, each party shall cooperate with the other party and such other party's counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party shall use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof.

    7.3. CONDUCT OF THE BUSINESS PENDING THE CLOSING. From the date of this Agreement to and including the Closing Date, except as otherwise permitted in
SCHEDULE 7.3, Seller shall operate the Business in the ordinary course and so as to maintain the value of the Business and the Assets. Without limiting the generality of the foregoing, from the date of this Agreement to and including the Closing Date Seller shall not (a) transfer, sell or dispose of the Assets to or on account of any person, (b) make any changes (whether by sale, destruction, pledge, lease or otherwise) in or with respect to the Assets or (c) establish or adopt any employee benefit plan, or pay any bonus or similar payment to, or increase the compensation of any employee of the Business in each case except in the ordinary course of business.

    7.4. USE OF PACKAGING MATERIAL. Buyer shall have the right to use in the ordinary conduct of the Business after the Closing all existing packaging and printed materials included in the Assets. Buyer also shall have the right to reorder similar packaging and printed materials to meet its needs during the ninety days after the Closing. Seller hereby grants to Buyer a limited, non-exclusive right to use any of Seller's trademarks and tradenames which appear on any such presently existing or reordered packaging and materials in the ordinary course of business for one year after the Closing.

    7.5. ADVICE OF CLAIMS. From the date of this Agreement to and including the Closing Date, Seller shall promptly advise Buyer of the commencement or notice of any material litigation or proceeding affecting the Business or the Assets of which Seller has knowledge.

    7.6. NOTICE BY BUYER. From the date of this Agreement to and including the Closing Date, Buyer shall promptly advise Seller of any material adverse change in, or any event (other than one generally known to the public) that is reasonably foreseeable may have a material adverse effect on, Buyer or that would impair Buyer's ability to perform its obligations under this Agreement.

    7.7. PUBLICITY. Neither party shall issue any press release or public announcement of any kind concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other.

    7.8. BULK SALES COMPLIANCE. Buyer hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state.

    7.9. PRESERVATION OF RECORDS. Buyer agrees that it shall preserve and keep the records of the Business acquired by it pursuant to this Agreement for a period consistent with its customary practice of record retention, or for any longer period as may be required by any government agency or ongoing litigation, and shall make such records available to Seller as may be reasonably required by Seller in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of Seller or in connection with any tax examination of or preparation of a tax return by Seller. In particular, Buyer will permit Seller to have full access at any reasonable time and on reasonable notice for one year after the Closing Date, to all tax returns and supporting papers therefore acquired from Seller relating to the Business.

    7.10. TERMINATION FEE. In the event that this Agreement is terminated by Seller pursuant to Section 10.1(e) below, and, on or before December 31, 1998, the Seller has entered into a definitive agreement with respect to such Superior Offer (as defined in Section 7.12 below), Seller shall immediately pay to Buyer a termination fee of $500,000 as compensation for Buyer's efforts in connection with the Acquisition.

    7.11. BROKERS. Each of the parties shall be solely responsible for its respective costs and expenses of any broker or finder retained by it in connection with the transactions contemplated by this Agreement.

    7.12. NO SOLICITATION. Seller will not (i) initiate, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposals that constitutes or is reasonably likely to lead to, any Acquisition Proposal (as hereinafter defined), (ii) engage in negotiations or discussions with any third party relating to an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding anything to the contrary contained herein, Seller and its Board of Directors may participate in discussions or negotiations with, or furnish information to, any third party making an unsolicited Acquisition Proposal (a "Potential Acquiror") if the Seller's Board of Directors is advised by its financial advisor that such Potential Acquiror is reasonably financially capable of consummating the Acquisition Proposal, and the Board determines in good faith (A) after receiving advice from its financial advisor that such Acquisition Proposal is a Superior Proposal (as defined below), and (B) based upon the advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to approve an Acquisition Proposal would violate the Board's fiduciary duties under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide proposal, whether in writing or otherwise, made by a third party to acquire all or a material portion of the Business, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or any similar transaction, including any single or multiple step transaction or series of related transactions. The term "Superior Proposal" means any "Acquisition Proposal" which the Board of Directors determines in good faith to be more favorable to the Seller and its stockholders than the purchase and sale pursuant to the terms of this Agreement (based on the advice of the Seller's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for herein), which, in the good faith reasonable judgment of the Board of Directors, after receiving advice from its financial advisor, is reasonably capable of being financed by such third party.

    7.13. POST-CLOSING COOPERATION. After the Closing, without further consideration: Seller shall take all such further actions and execute, acknowledge and deliver all such further consents and other documents as Buyer may reasonably request to facilitate or effect the transactions contemplated by this Agreement, including without limitation and such further acts, deeds, transfers, conveyances, assignments, powers of attorney or assurances as may be required to transfer, assign, convey and grant to Buyer all of the Assets in accordance with the terms hereof.

    7.14. POST-CLOSING CUSTOMER ORDERS. (a) Seller shall transmit to Buyer, promptly upon receipt, any customer orders for products relating to the Business received by Seller after the Closing Date.

    (b) With respect to any customer orders which are received by Seller electronically or otherwise prior to conversion of customer ordering procedures to reflect sale of the Business to Buyer, Seller will promptly transmit such orders to Buyer for completion. During the Transition Period, if requested by Buyer, the products will be shipped and invoiced to the customer by Seller. Buyer shall invoice Seller daily (or at such other intervals not more frequently than daily) as Buyer may elect and each invoice shall be payable in full not later than 30 days after the invoice date.

    7.15. POST-CLOSING PAYMENTS. After the Closing, Seller shall promptly remit to Buyer any payments received for products relating to the Business shipped after the Closing.

    8.  INDEMNIFICATION AND RELATED MATTERS.

    8.1.  INDEMNIFICATION.

    (a) Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred by Buyer resulting from any of the following: (i) a breach of any of the representations and warranties of Seller contained in this Agreement or in any written statement, agreement or certificate delivered to Buyer in connection with this Agreement or the transactions contemplated hereby, (ii) any breach of any covenants or agreements made by Seller in this Agreement, (iii) any liabilities and obligations of Seller, except for obligations under executory contracts expressly assumed by Buyer, (iv) the conduct of the Business, or any occurrence in connection with the Assets, prior to the Closing, including any injury or damage to person or property resulting or arising from products manufactured or sold by Seller, (v) failure by Seller to comply with any applicable bulk sales law, or (vi) any costs or expenses related to employees of Seller or the Business, including without limitation any severance or separation costs; (all of the foregoing being collectively referred to as "Seller's Indemnified Liabilities") provided, however, that Seller shall not have any liability under this Section 8.1(a) until Seller's Indemnified Liabilities exceed in the aggregate $25,000, and then only for the amount by which such Liabilities exceed $25,000; provided, however, that the aggregate amount of Seller's Indemnified Liabilities under this Section 8.1(a) shall in no event exceed the

Purchase Price. Any amounts payable by Seller pursuant to this Section 8.1(a) shall be net of insurance proceeds, if any, received by Buyer in respect of Seller's Indemnified Liabilities.

    (b) Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred by Seller resulting from any of the following: (i) a breach of any of the representations and warranties of Buyer contained in this Agreement or in any written statement, agreement or certificate delivered to Seller in connection with this Agreement or the transactions contemplated hereby, (ii) any breach of any covenants or agreements made by Buyer in this Agreement, (iii) any gross negligence or willful misconduct by Buyer in managing the Business during the Transition Period, or
(iv) the conduct of Buyer's business, or any occurrence in connection with the Assets (other than injury or damage to person or property resulting or arising from products manufactured or sold by Seller), after the Closing (all of the foregoing being collectively referred to as "Buyer's Indemnified Liabilities"); provided, however that Buyer shall not have any liability under this Section 8.1(b) until Buyer's Indemnified Liabilities exceed in the aggregate $25,000, and then only for the amount by which such Liabilities exceed $25,000; provided, however that the aggregate amount of Buyer's Indemnified Liabilities under this
Section 8.1(b) shall in no event exceed the Purchase Price. Any amount payable by Seller pursuant to this Section 8.1(b) shall be net of insurance proceeds, if any, received by Seller in respect of Buyer's Indemnified Liabilities.

    8.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller or Buyer contained in this Agreement or any written statement, certificate, instrument, schedule or other document delivered pursuant hereto shall survive the Closing until the expiration of three years from the Closing Date and any claim based upon said representations and warranties shall thereupon be of no further force and effect, except to the extent the claiming party shall have asserted in writing a specific claim prior to the expiration of such rights, in which event the other party shall remain liable with respect to such claim. Buyer acknowledges and agrees that it has been furnished with or given adequate access to such information about the Equipment as it shall have requested and that it has made its own investigation into, and based thereon it has formed an independent judgment concerning, the Equipment. It is therefore expressly understood and agreed that, except as otherwise specifically set forth Section 5, 6 and 5.7, Buyer accepts the condition of the Equipment "AS IS, WHERE IS" and Seller makes no representations, warranties or guarantees as to the condition, size, extent, quantity, type or value of the Equipment.

    8.3. CLAIMS PROCEDURE. If a party (the "Indemnified Party") is threatened in writing with any claim, or any claim is presented in writing to or any action or proceeding formally commenced against such party, which may give rise to the right of indemnification hereunder (a "Claim"), the Indemnified Party shall promptly give written notice thereof (specifying in reasonable detail the basis for the Claim and, to the extent known, the amount thereof) to the other party (the "Indemnifying Party"). The Indemnifying Party shall have the right, at its sole cost and expense, to participate, and, to the extent the Indemnifying Party so desires, assume the defense of such Claim with counsel mutually satisfactory to the parties upon prompt notice to the Indemnified Party of its intent to defend such Claim. If the Indemnified Party requests in writing that such Claim not be contested, then it shall not be contested but shall not be covered by the indemnities provided herein. The Indemnifying Party may settle a Claim which it has duly elected to contest without the consent of the Indemnified Party unless such settlement will have a material adverse effect upon the Indemnified Party, in which case such Claim shall be settled only with the consent of the Indemnified Party. In the event that the Indemnified Party unreasonably declines to consent to such settlement, then the Indemnified Party shall have no right to indemnification beyond the amount of the proposed settlement. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any Claim, including, without limitation, by making records available to the Indemnifying Party and its legal counsel and permitting interview, depositions and testimony at trial of the Indemnified Party's employees. The Indemnifying Party shall keep the Indemnified Party fully informed regarding the progress and status of any Claim. In the event the Indemnified Party fails to follow the claim procedure specified in this Section 8.3 with respect to a Claim by any third party against the Indemnified Party, such failure shall not relieve the Indemnifying Party from liability hereunder except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

    9.  CONFIDENTIALITY.

    The obligations of the parties set forth in that certain Confidentiality Agreement dated July 11, 1997 between the parties shall survive the execution and performance of this Agreement.

    10.  TERMINATION.

    10.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

        (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

        (b) (i) by Buyer if any of the conditions in Section 4.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

        (c) by mutual consent of Buyer and Seller; or

        (d) by Buyer if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 6, 1998, or such later date as the parties may agree upon;

        (e) subject to Section 7.10 above, by Seller, if prior to the Closing,
    (A) a third party shall have made an Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor, is a Superior Proposal, and (B) the Board of Directors of the Seller shall have withdrawn its approval or recommendation to its shareholders of this Agreement.

    10.2.  EFFECT OF TERMINATION.  Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 7.10 and Section 8 will survive; PROVIDED that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

    11.  MISCELLANEOUS.

    11.1. NOTICES. All notices, demands and other communications called for or required by this Agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently designate by ten (10) days' advance written notice to the other parties. Communications hereunder shall be deemed to have been received
(i) upon delivery in person, (ii) five (5) days after mailing by U.S. certified mail, return receipt requested and postage prepaid, (iii) the second business day after depositing it with a commercial overnight carrier which provides written verification of delivery or (iv) the day of transmission by telefacsimile if sent before 2:00 p.m. recipient's time provided that a copy of such notice is sent on the same day by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal:

To:        Geographics, Inc.
           Attention: Bruce Clawson
           1555 Odell Road, P.O. Box
           1750
           Blaine, WA 98231
           Phone: (360) 332-6711
           Facsimile: (360) 332-6352

To:        Identity Group, Inc.
           Attention: Donald J. Polak
           1480 Gould Drive
           Cookeville, TN 38506
           Phone: (931) 432-4000
           Facsimile: (931) 432-6477

    11.2. FULL UNDERSTANDING. In executing this Agreement, each member of each party fully, completely and unconditionally acknowledges and agrees that it (a) has had an equal opportunity to participate in drafting of this Agreement, (b) has consulted with and had the advice and counsel of a duly licensed and competent attorney and that it has executed this Agreement after independent investigation, voluntarily and without fraud, duress or undue influence, (c) expressly consents that this Agreement be given full force and effect according to each and every of its express terms and provisions and (d) agrees that no ambiguity shall be construed against any party based upon a claim that such party drafted the applicable language.

    11.3. ENTIRE AGREEMENT. This Agreement and all schedules and exhibits hereto contain all of the terms and conditions agreed upon by the parties relating to the subject matter hereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, communications and understandings of the parties, whether written or oral, respecting that subject matter other than the Confidentiality Agreement referred to in Section 9 hereof.

    11.4. MODIFICATION. No waiver or modification of this Agreement or any provision contained herein shall be valid unless in writing and duly executed by all parties hereto.

    11.5. NO WAIVER. Failure or delay on the part of any party in exercising any rights, power or privileges under this Agreement shall not be deemed a waiver of any exercise of any right, power or privilege.

    11.6. CAPTIONS AND CONSTRUCTION. Captions in this Agreement are for the convenience of the reader and are not to be considered in the interpretation of the terms of this Agreement.

    11.7. SURVIVAL. Neither the investigation by a party or the acceptance of delivery of property hereunder shall constitute a waiver of any covenant, representation, warranty, agreement, obligation or undertaking of a party hereunder, and the same shall survive and continue after the date hereof.

    11.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflict of laws principles.

    11.9. EXPENSES. Each of the parties shall pay its respective expenses, costs and fees (including, without limitation, attorneys' and accountants' fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

    11.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and either original or facsimile counterparts have been delivered to the other party.

    11.11. INVALID PROVISIONS. If any one or more provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provisions shall not be affected thereby.

    11.12. TIME OF THE ESSENCE. Time is of the essence in the performance of each of the terms hereof with respect to the obligations and rights of each party hereto.

    11.13. BINDING EFFECT, ASSIGNMENT, NO THIRD PARTY RIGHTS. None of the parties shall assign or delegate or in any way transfer any rights, interests or obligations hereunder without the prior written consent of the other party; provided, however, that no such consent shall be required for Buyer to assign part or all of its rights and duties hereunder to subsidiary of Buyer but no such assignment by Buyer of its rights hereunder shall relieve Buyer of any of its obligations under this Agreement to Seller. Subject to the foregoing restrictions, this Agreement shall be binding upon and inure to the benefit of each of Buyer, Seller and their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than Seller and Buyer any legal or equitable right, remedy, or claim under or with respect to this Agreement.

    11.14. ARBITRATION. Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement shall be finally settled by binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration. The arbitration shall be conducted in Chicago, Illinois.

    The arbitrator shall permit such discovery as he or she determines is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditions and cost effective. The arbitrator's award shall be in writing, shall set forth the findings and conclusions upon which the arbitrator based the award, and shall be final and binding on the parties. The arbitrator will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute, controversy or claim hereunder. Each party will bear its own costs and expenses in connection with any arbitration and 50% of the compensation to be paid to the arbitrator. Judgment upon the arbitrator's award may be entered in any federal or state court having jurisdiction thereof or having jurisdiction over the parties or their assets.

    Nothing contained in this Section 11.14 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injustice or other provisional relief to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings.

    11.15. NON-COMPETITION. Seller covenants and agrees that for a period of five (5) years following the Closing, Seller shall not, directly or indirectly, in the United States of America, Australia, Canada or in any other country of the world in which the Seller has done business at any time during the last three (3) years prior to the Closing, engage, whether as principal or as agent, alone or in association with any other Person in a Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity which sells or attempts to sell any products or services which are the same or substantially similar to the products sold by Seller at any time and from time to time during the last three (3) years prior to the Closing in connection with the Business. Buyer acknowledges and agrees that products or services currently offered for sale by Seller's paper products business segment, and products and services that are substantially similar to those currently offered for sale by the Seller's paper products business segment, (including, without limitation, the products currently known as geoposterboard, geopostersign and retailsign) are not competing products. Buyer further agrees that it will not use the trademarks and tradenames purchased hereunder on paper products which are substantially similar to paper products sold by Seller.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

                                          GEOGRAPHICS, INC.

                                          By:
                                              ---------------------

                                             Name:
                                             Title:

                                          IDENTITY GROUP, INC.

                                          By:
                                              ---------------------

                                             Name:
                                             Title: